SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 12, 2007 (January 11, 2007)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150

(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

850 Dixie Highway, Louisville, Kentucky		40210

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statement and Exhibits
SIGNATURES
Ex-10.1 Second Amendment, dated January 11, 2007
Ex-10.2 Press Release dated January 11, 2007

ITEM 7.01 REGULATION FD DISCLOSURE
On January 11, 2007, Brown-Forman Corporation (“Brown-Forman”) entered into the Second Amendment (the “Second Amendment”) to the Asset Purchase Agreement dated as of August 25, 2006 among Jose Guillermo Romo de la Pena, Luis Pedro Pablo Romo de la Pena, Grupo Industrial Herradura, S.A. de C.V. (“Grupo Industrial Herradura”), certain of their respective affiliates, Brown-Forman and Brown-Forman Tequila Mexico, S. de R.L. de C.V., a subsidiary of Brown-Forman (the “Purchase Agreement”). The amendment extends the date beginning on which a party may terminate the Purchase Agreement for failure of the transaction to close until January 18, 2007. Under the first amendment to the original agreement, a closing date of January 11, 2007 was expected. The Second Amendment also modifies certain non-compete provisions of the Sellers. Such modifications were made in order to comply with conditions required by the Mexican Federal Economic Competition Commission. A copy of the Second Amendment is furnished herewith as Exhibit 10.1.
On January 11, 2007, Brown-Forman issued a press release regarding the extension of the Purchase Agreement closing date. A copy of the press release is furnished herewith as Exhibit 10.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)

10.1	Second Amendment, dated January 11, 2007, to the Asset Purchase Agreement dated as of August 25, 2006 among Jose Guillermo Romo de la Pena, Luis Pedro Pablo Romo de la Pena, Grupo Industrial Herradura, S.A. de C.V., certain of their respective affiliates, Brown-Forman Corporation and Brown-Forman Tequila Mexico, S. de R.L. de C.V., a subsidiary of Brown-Forman Corporation

10.2	Press Release dated January 11, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation

(Registrant)

January 12, 2007	/s/ Nelea A. Absher

(Date)	Nelea A. Absher
Vice President and Assistant Corporate Secretary